UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 4, 2010

ELECSYS CORPORATION
(Exact name of registrant as specified in its charter)

KANSAS	0-22760	48-1099142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

846 N. Mart-Way Court, Olathe, Kansas	66061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(913) 647-0158

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement.

On January 4, 2010 the Company entered into an Asset Purchase Agreement (the “Agreement”) with SensorCast, LLC (“SensorCast”) and its members.  Under the terms of the Agreement the Company acquired substantially all of the assets – including accounts receivable, inventory, and fixed assets, as well as all of the intellectual property and intangible assets – and assumed certain liabilities of SensorCast in exchange for $35,000 in cash and 266,325 shares of the Company’s common stock.  The Agreement includes customary indemnification obligations.

A copy of the press release announcing the transaction is furnished under Item 1.01 of this Form 8-K as Exhibit 99.1.  A copy of the Agreement is furnished under Item 9.01 of this Form 8-K as Exhibit 1.1.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

As described above, on January 4, 2010 the Company completed the acquisition of substantially all of the assets – including accounts receivable, inventory, and fixed assets, as well as all of the intellectual property and intangible assets – and assumed certain liabilities of SensorCast in exchange for $35,000 in cash and 266,325 shares of the Company’s common stock.

Item 3.02                      Unregistered Sales of Equity Securities.

As described above, on January 4, 2010, the Company issued 266,325 shares of its common stock to SensorCast as partial consideration for the acquisition of substantially all of the assets – including accounts receivable, inventory, and fixed assets, as well as all of the intellectual property and intangible assets of SensorCast.  The Company believes the transaction is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") by reason of Section 4(2) of the Act on the grounds that the transaction did not involve a public offering.

Item 9.01                      Financial Statements and Exhibits.

(c)	EXHIBITS. The following exhibits are filed herewith:

1.1	Asset Purchase Agreement dated January 4, 2010.

99.1	Press release dated January 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECSYS CORPORATION

Date: January 5, 2010	By:	/s/ Todd A. Daniels
Todd A. Daniels
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Asset Purchase Agreement dated January 4, 2010.

99.1	Press release dated January 5, 2010.